                                                                     EXHIBIT 4.1

[LOGO OF THE CIT GROUP APPEARS HERE]         The CIT Group/
                                             Business Credit, Inc.
                                             Two Lincoln Centre
                                             Suite 200
                                             5420 LBJ Freeway
                                             Dallas, TX 75240
                                             Tel: 214-455-1600
                                             Fax: 214-455-1690

                                                          As of October 27, 1995

J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Washington
Oshman's Ski School, Inc.
Oshman's Sporting Goods, Inc.-Services
2302 Maxwell Lane
Houston, TX

Dear Sirs:

    We refer to the a) Financing Agreement among us, dated August 31, 1992, as amended, (herein "the Agreement"), inter alia, by that i) letter among us, dated October 29, 1993 (the "October 1993 Amendment"); ii) letter among us, dated December 23, 1993 (the "December 1993 I Amendment"); iii) letter among us, dated as of December 23, 1993 (the "December 1993

II Amendment"); iv) letter among us, dated January 27, 1994 (the "January 1994 Amendment"); v) letter among us, dated November 4, 1994 (the "November 1994 Amendment"); vi) letter among us, dated January 27, 1995 (the "January 1995 Amendment"); and vi) letter among us, dated April 28, 1995 (the "April 1995 Amendment") and the Financing Agreement together with the October 1993 Amendment, the December 1993 I Amendment, the December 1993 II Amendment, the January 1994 Amendment, the November 1994 Amendment, the January 1995 Amendment and the April 1995 Amendment are hereinafter referred to as the "Agreement"); and b) commitment letter among us, dated July 18, 1995 (the "Commitment Letter"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

    Pursuant to mutual agreement, effective October 27, 1995, the Agreement is hereby amended as follows:

        1) the figure "$50,000,000.00" in the definitions of "Availability" and "Revolving Line of Credit" in Section 1 of the Agreement is hereby deleted and the figure "$55,000,000.00" is hereby substituted in lieu thereof;

        2) the figure "$50,000,000.00" in the November 1994 Amendment is hereby deleted and the figure "$55,000,000.00" is hereby substituted in lieu thereof;

        3) the figure "$65,000,000.00" in the November 1994 Amendment is hereby deleted and the figure "$70,000,000.00" is hereby substituted in lieu thereof;

        4) the date "October 15th" in the November 1994 Amendment is hereby deleted and the date "September 15th" is hereby substituted in lieu thereof;

        5) the date "October 14th" in the November 1994 Amendment is hereby deleted and the date "September 14th" is hereby substituted in lieu thereof;

        6) the figure "$60,000.00" in the definition of "Collateral Management Fee" in Section 1 of the Agreement is hereby deleted and the figure "$70,000.00" hereby substituted in lieu thereof;

        7) the phrase "the third or any subsequent Anniversary Date" in the last line of the definition of "Early Termination Date" in Section 1 of the Agreement is hereby deleted and the phrase "an Anniversary Date" is hereby substituted in lieu thereof;

        8) the phrase "the initial or any subsequent" in the fourth line of the definition of "Early Termination Fee" in Section 1 of the Agreement is hereby deleted and the word "an" is hereby substituted in lieu thereof;

        9) the phrase "from other banks as published, under "Money Rates", in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein" in the definition of 'Libor' in the November 4, 1994 Amendment is hereby deleted and the phrase "quoted by Chemical Bank or if there is no quotation" is hereby substituted in lieu thereof;

        10) between the definitions of "Libor" and "Libor Loan" in Section 1 of the Agreement, the following is hereby inserted:

            "LIBOR PROCESSING FEE shall mean the sum of $500.00 which CITBC shall be entitled to charge the Companies in accordance with, but subject to, the provisions of Section 7 of this Financing Agreement upon the election of a Libor Loan.";

        11) the definition of "Permitted Indebtedness" in Section 1 of the Agreement is hereby amended to add the following to the end of such definition:

            x) indebtedness in the form of a ten year promissory note secured by the real estate located at FM 1960 at Mills Road in Houston, Texas in the approximate principal sum of $4,000,000."

The amendment set forth in paragraph 11 is conditioned upon the proceeds of the mortgage financing evidenced by the promissory note being applied to reduce the Companies' revolving loan account.

        12) paragraph 9 of Section 6 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:


            "9. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal year on a consolidated basis, as of the end of each fiscal year below, a Net Worth of not less than:

        FISCAL YEAR ENDING                        NET WORTH
        ------------------                        ---------
        February 3, 1996                          $60,000,000.00

        February 1, 1997 and at the end of each
        fiscal year thereafter.                   $62,000,000.00"


    13) sub-paragraph I of paragraph 10 of Section 6 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

        "I.     Permit EBITDA, on a consolidated and cumulative fiscal
        year to date basis, for the Parent and its Subsidiaries, at the end of each fiscal quarter, to be:

        FISCAL QUARTER ENDING                     EBITDA
        ---------------------                     ------
        October 28, 1995                    more negative than negative
                                             $2,000,000.00
        February 3, 1996                        less than $7,200,000.00
        May 4, 1996 and for the last day        less than $  750,000.00
         in the first quarter of each fiscal
         year thereafter
        August 3, 1996 and for the last day     less than $4,000,000.00
         in the second quarter of each fiscal
         year thereafter
        November 2, 1996 and for the last day   less than $1,500,000.00
         in the third quarter of each fiscal
         year thereafter
        February 1, 1997 and for the last day   less than $12,000,000.00"
         in the fourth quarter of each fiscal
         year thereafter.

    14) paragraph 11 of Section 6 of the Agreement is hereby deleted in its entirety, and the following is substituted in lieu thereof.

        "Without the prior written consent of CITBC, the Companies, on a consolidated basis, will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in an aggregate amount in excess of:

        i)  $20,000,000.00 for the fiscal year ended February 3, 1996;

        ii) $12,000,000.00 for the fiscal year ended February 1, 1997 and for each fiscal year thereafter."


    15) paragraph 14 of Section 6 of the Agreement is hereby added as follows:

        "14. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal quarter, on a consolidated basis, a ratio of Trade Accounts Payable plus the amount of any "book overdraft" of the Parent and its Subsidiaries to Inventory, valued on a first in, first out method, in accordance with GAAP, of not less than:


        FISCAL QUARTER                            RATIO
        --------------                            -----

        October 28, 1995                          35%

        February 3, 1996                          30%

        May 4, 1996 and for the last day          25%
        in the first quarter of each fiscal
        year thereafter
        August 3, 1996 and for the last day       30%
        in the second quarter of each fiscal
        year thereafter
        November 2, 1996 and for the last day     35%
        in the third quarter of each fiscal
        year thereafter
        February 1, 1997 and for the last day     30%
        in the fourth quarter of each fiscal
        year thereafter


Notwithstanding the foregoing and anything to the contrary contained herein, the above Trade Accounts Payable to Inventory Ratio Covenant shall not become effective until the quarter end following the failure of the Companies to maintain a Minimum Availability (as defined below) for more than fifteen consecutive business days.

The Minimum Availability for any month commencing January 1, 1996 shall mean an amount equal to the sum of (x) fifty percent (50%) of the month end availability as set forth in the Companies' cash flow projections for the Companies' fiscal year in which such month occurs

(herein "Projections") for such month plus (y) fifty percent (50%) of such month end availability for the next succeeding month thereafter, averaged for such two consecutive months. All Projections shall be satisfactory to CITBC and shall be delivered to CITBC within a reasonable time following its request as provided in
Section 6 paragraph 7 of the Agreement but in no event later than forty-five
(45) days prior to the commencement of each fiscal year hereafter. In the event any projections are not timely received by CITBC or are not satisfactory to CITBC, the above Trade Accounts Payment to Inventory Ratio Covenant shall be effective.

For example and for purposes of illustration only: if the Companies' Projections provide for $16,000,000.00 in month end availability at the end of February and $18,000,000.00 in month end availability at the end of March, the Minimum Availability would equal $8,500,000.00; therefore, as long as the Companies' availability did not fall below $8,500,000.00 for fifteen consecutive business days in February, the Companies would not be required to meet the above Trade Accounts Payable to Inventory Ratio Covenant. In March, the Minimum Availability would be calculated as fifty percent (50%) of the Companies' projected month end availability for March and April.

    16) the third sentence in paragraph 1(A) of Section 7 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof: "The Libor elections must be for integral multiples of $1,000,000.00 and the Companies shall pay CITBC a non-refundable Libor Processing Fee upon the effective date of each Libor Loan provided, however, that there shall be no Libor Processing Fee for the first four (4) Libor Loans in any calendar year which have a three (3) month Libor Period.";

    17) the phrase "three (3) business days" in the second sentence in paragraph 1(A) of Section 7 of the Agreement is hereby deleted and the phrase "two (2) business days" is hereby substituted in lieu thereof;

    18) the phrase "the fourth business day" in the second sentence in paragraph 1(A) of Section 7 of the Agreement is hereby deleted and the phrase "the third business day" is hereby substituted in lieu thereof;

    19) the period (.) at the end of paragraph 4 of Section 7 of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof "and Libor Processing Fees."; and

    20) the following is hereby inserted as paragraph 11 in Section 7 of the
Agreement:

        "11. Prior to the effective date of this amendment, the Collateral Management Fee was $60,000.00. If this amendment becomes effective after the Companies have paid CITBC the old Collateral Management Fee pursuant to paragraph 7 above, then the Companies shall, on the date this amendment is effective, immediately pay to CITBC the sum of $10,000.00"

    21) subparagraph (v) of paragraph 1(B) of Section 7 of the Financing Agreement appearing in the November 1994 Amendment is hereby amended by deleting "three-quarters of one percent (.75%)" and substituting "one-half of one percent (.50%)" in lieu thereof.

    Except as otherwise hereinabove specifically provided, no other amendment or change in any of the terms or provisions of the Agreement is intended or implied. If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy of this letter.

                                       Very truly yours,

                                       THE CIT GROUP/BUSINESS CREDIT, INC.


                                       By:  [Signature appears here]
                                          --------------------------------
                                          Title: V.P.

Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC.-SERVICES



BY: [Signature appears here]
   -----------------------------
   Title: VP-CAO
   of each of the above companies